News Release

FOR IMMEDIATE RELEASE

Contact Information:

Elizabeth Gaal

Investor Relations Associate

Phone: 203-222-5942

Fax: 203-222-0130

Email: elizabeth.gaal@terex.com

TEREX CORPORATION ANNOUNCES FIRST QUARTER EARNINGS CONFERENCE CALL DATE

Westport, CT, April 9, 2009 - Terex Corporation (NYSE:TEX) will release its first quarter 2009 financial results on Tuesday, April 21, 2009 after market close. The Company will host a conference call to review the financial results on Wednesday, April 22, 2009 at 8:30 a.m. EDT. Ronald M. DeFeo, Chairman and CEO, will host the call.

To access the call, dial 1-877-726-6603 on April 22, 2009 at least 10 minutes before the call is scheduled to begin. International participants should dial 1-706-634-5517. A simultaneous webcast of this conference call will also be available at www.terex.com in the Investor Relations section of the website.

A replay will be available shortly after the live call and can be accessed until Wednesday, April 29, 2009 at 5:00 p.m. EDT. To access the telephone replay, please dial 1-800-642-1687 (International 1-706-645-9291) and enter conference id #93775219. To access the web replay of the call, go to the Investor Relations section of the Company’s website at www.terex.com.

Terex Corporation is a diversified global manufacturer with 2008 net sales of $9.9 billion. As of January 1, 2009, Terex now operates in four business segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes and Terex Materials Processing & Mining. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

Terex Corporation

200 Nyala Farm Road, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com